NEWS www.twitter.com/ford www.facebook.com/ford www.instagram.com/ford www.medium.com/@ford Ford Restarting F-150, Super Duty Production Ahead of Schedule after Fire at Magnesium Parts Supplier  Ford is resuming production of the F-150 pickup at Dearborn Truck Plant on Friday. Ford team has also successfully repaired the supply chain for Super Duty; production targeted to restart by Monday for Super Duty at Kentucky Truck Plant and F-150 at Kansas City Assembly Plant  Ford marshaled a global team of experts, that included partners and suppliers, following a May 2 fire at Meridian Magnesium Products in Eaton Rapids, Mich., to quickly refurbish and relocate tooling needed to produce parts for the Ford F-150, Super Duty and five other vehicles – Ford Expedition, Explorer, Flex and Lincoln Navigator and MKT  Because of this quick action, Meridian is producing truck parts again at its Eaton Rapids facility. Plus, Ford airlifted tooling to a Meridian facility in the U.K. to produce parts for F-150, which will further speed production ramp-up  Ford Expedition, Explorer, Flex and Lincoln Navigator and MKT production continue uninterrupted  Company reaffirms 2018 adjusted EPS guidance range of $1.45 to $1.70; expects adverse impact of $0.12 to $0.14 per share in second quarter due to lost production1 DEARBORN, Mich., May 16, 2018 – Ford Motor Company is restarting production of the popular F-150 at Dearborn Truck Plant Friday after just over one week of downtime. The company has also successfully repaired the supply chain for Super Duty, with production targeted to restart by Monday at the Kentucky Truck Plant as well as the Kansas City Assembly Plant that also makes F-150 pickups. This follows the massive May 2 fire at the Meridian Magnesium Products facility in Eaton Rapids, Mich. “While the situation remains extremely dynamic, our teams are focused on returning our plants to full production as fast as possible,” said Joe Hinrichs, Ford president, Global Operations. “The ramp-up time to full production is improving every day.” Ford teams, together with suppliers including Walbridge and other contractors, worked nearly around the clock to get America’s best-selling vehicle franchise back on line as quickly as possible. The teams removed 19 dies from Meridian’s badly damaged facility, and in one case, moved an 87,000-pound die from Eaton Rapids, Mich., to Nottingham, U.K., via an Antonov cargo plane – one of the largest in the world – in just 30 hours door-to-door. A die is a tool used to cut or shape material using a press. For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.

“Faced with unexpected adversity, the Ford team, including our global supply partners, showed unbelievable resiliency, turning a devastating event into a shining example of teamwork,” said Hau Thai-Tang, Ford’s executive vice president of Product Development and Purchasing. “Thanks to their heroic efforts, we are resuming production of some of our most important vehicles ahead of our original targets.” Work started immediately in the aftermath of the May 2 fire. Teams removed and remediated safety concerns – including dangling siding – and restored electricity, gaining approval to access the site while debris still smoldered inside. This allowed Ford and Meridian to safely retrieve and relocate tools to more quickly resume part production and work to minimize the financial impact of the stalled plants. Ford recovered, repaired and validated most dies that were at the Eaton Rapids facility, and Meridian is now producing parts for the F-150 at two locations – Eaton Rapids and Nottingham, U.K. Production of bolsters for Super Duty is also restarting at the Eaton Rapids plant. Under normal circumstances, moving tooling the size of a bolster die would take approximately 10 days just to get the proper import and export approvals. However, Ford and its suppliers managed to cut the total time for the entire move to 30 hours, including trans-Atlantic flight time. When the team removed the die from the Eaton Rapids factory, it was shipped to Rickenbacker International Airport in Columbus, Ohio. Rickenbacker had both the capacity to handle such a large piece of equipment and allowed an Antonov An-124 Russian plane, one of the largest planes in the world – typically used to transport trains, dump trucks and even a 25-foot sea yacht – to take off as soon as the equipment was loaded. Nearly 4,000 miles away, a team in Nottingham was waiting to receive the die and take it to Meridian’s nearby factory. In between, the Ford team received a U.K. import license for the die – a mere two hours before the plane touched down. Parts produced at Nottingham are being shipped via daily flights on a Boeing 747 jet until production in Eaton Rapids returns to pre-fire levels. Inventories of Ford’s best-selling F-Series pickups and other vehicles remain strong and customers won’t have a problem finding the model they want. 2 For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.

About Ford Motor Company

Ford Motor Company is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification, autonomous vehicles and mobility solutions. Ford employs approximately 202,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit www.corporate.ford.com.

[1] Adjusted earnings per share is a non-GAAP financial measure. Ford does not provide guidance on an earnings per share basis, the comparable GAAP financial measure. Ford's earnings per share in 2018 will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses.

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- Ford's long-term competitiveness depends on the successful execution of fitness actions;
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We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For

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additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. # # # 4 For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.